Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 25, 2009 with respect to the financial statements of Option Placement, Inc. for the year ended December 31, 2008 included in Amendment No. 1 to the Registration Statement on Form 10 of Option Placement, Inc. as filed with the Securities and Exchange Commission on August 12, 2009.

/s/ Traci J. Anderson, CPA

Huntersville, NC  28078
July 31, 2009